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                                 EXHIBIT 99.1



Louisiana-Pacific                                                 NEWS RELEASE
Doing something about it.

111 S.W. Fifth Avenue
Portland, OR 97204
503/221-0800
FAX 503/796-0107

Release No. 124-7-5
Contact:  Barry Lacter (Media Rel.) or Bill Hebert (Investor Rel.)


FOR IMMEDIATE RELEASE

Louisiana-Pacific Announces Amendment to Rights Plan

    (Portland, Ore.; July 31, 1995) - Louisiana-Pacific Corp.'s (NYSE: LPX) board of directors has adopted amendments to the Rights Agreement restated as of February 3, 1991, between the company and First Chicago Trust Company of New York, as Rights Agent, in order, inter alia (1) to reduce from 20% to 15% the threshold of beneficial ownership of common stock of the company at which a person is deemed to be an "Acquiring Person" and at which the "flip-in" provisions of the Agreement are triggered; (2) to delete the exemption for a period who becomes an "Acquiring Person" pursuant to a cash tender offer for all the outstanding common stock meeting certain requirements (formerly a "Qualifying Tender Offer"); (3) to eliminate the ability of the company to redeem the Rights following the time that any person first becomes an "Acquiring Period"; (4) to enable the company to amend the Agreement without limitation until such time as any person first becomes an "Acquiring Person"; and (5) to make certain other technical revisions to the Agreement.